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                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant[_]

Check the appropriate box:

[ ] Preliminary Proxy Statement [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           WELLS REAL ESTATE FUND I
                           ------------------------
               (Name of Registrant as Specified in its Charter)

      __________________________________________________________________
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration No.:
     (3) Filing Party:
     (4) Date Filed:


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                    ______________________________________

                            WELLS REAL ESTATE FUND I

                      6200 The Corners Parkway, Suite 250
                            Norcross, Georgia 30092
                                 June 5, 2000

                    ______________________________________

                         CONSENT SOLICITATION STATEMENT
              TO THE LIMITED PARTNERS OF WELLS REAL ESTATE FUND I

Dear Limited Partner:

     This statement is being mailed to the limited partners of Wells Real Estate Fund I on or about June 12, 2000 in order to solicit your consent to amend
Section 9.3 of the Restated and Amended Certificate and Agreement of Limited Partnership of Wells Real Estate Fund I dated July 30, 1984 relating to the distribution of net sale proceeds upon the sale of real estate properties by the partnership.

     As recently announced to the limited partners, the general partners of the partnership have been actively marketing for sale certain of the real estate properties owned by the partnership and believe that they are in the final stages of negotiating a contract for one of the partnership's properties. In connection with the initial implementation of the process of the marketing for sale of these real estate properties, the general partners have undertaken an analysis of the partnership's properties and all other aspects of the partnership's operations having an impact on the property sale and liquidation process. During their review of the partnership agreement, the general partners determined that the method for distributing the net sale proceeds to the limited partners upon the sale of a property is unfair and inequitable to the limited partners holding Class B Units. Before the general partners proceed any further in the marketing and sale of partnership properties and the distribution of the proceeds therefrom to the limited partners, the general partners desire to obtain your consent to amend the partnership agreement to change and clarify the manner in which net sale proceeds are allocated and distributed between limited partners holding Class A Units and limited partners holding Class B Units as follows:


     . First, limited partners holding Class B Units will receive distributions of net sale proceeds in an amount necessary to provide them with cash distributions on a per unit basis equal to all cash distributions previously paid to limited partners holding Class A Units on a per unit basis.

     . Second, net sale proceeds, to the extent available, shall be distributed to each limited partner on a per unit basis until each such limited partner receives distributions equal to the sum of the purchase price paid for his units plus an amount equal to a 15% annual return on his invested capital (as adjusted for an additional incentive of 1% for early investors), less all prior distributions made to such limited partner.

     . Finally, any remaining net sale proceeds shall be distributed 85% to the limited partners and 15% to the general partners.

                                       1
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     In the event that a majority of the limited partners vote in favor of this amendment to the partnership agreement, Wells Management Company, Inc. Wells Management an affiliate of the general partners, has agreed to forgive all property management fees owed by the partnership for property management services performed by Wells Management, the balance of which is currently estimated to be $2,400,000 and which continue to accrue on a monthly basis during the term of the partnership.

     Limited partners of the partnership of record as of May 15, 2000, are entitled to vote on this matter. No matter how many units of the partnership you own, the general partners recommend that you vote in favor of approving the amendment to the partnership agreement by checking the "YES" box on the Consent Form enclosed.

     Please review the information contained in this statement carefully, and complete, sign and return the enclosed Consent Form as quickly as possible. A postage-paid return envelope has been included for your convenience. Executed Consent Forms must be received by August 31, 2000, which is the date the Consent Form will expire unless consents from limited partners owning of record more than 50% of the outstanding units in the partnership have been received prior to such date.

     The information contained in this statement is accurate only as of the date above and the general partners undertake no obligation to update any information contained in this statement after the date hereof.

     If you have any questions about the enclosed material, please call Wells Investor Services Department at (800) 557-4830.


                                    Very truly yours,

                                    WELLS REAL ESTATE FUND I

                                       2
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                Proposed Amendment to the Partnership Agreement

Explanation of Proposed Amendment

     During the fourth quarter of 1999, the general partners began analyzing the effects on the limited partners of selling the real estate properties owned by the partnership. Upon their review of the partnership agreement, the general partners determined that the method for allocating and distributing the net sale proceeds to the limited partners upon the sale of a property is unfair and inequitable to the limited partners holding Class B Units. Currently, the partnership agreement provides for net sale proceeds to be distributed to the partners in accordance with the positive balances in their tax capital accounts. Since the limited partners holding Class B Units have very small or no balances in their capital accounts, they would receive little, if any, distributions of net sale proceeds upon the sale of a building. Accordingly, upon a sale of one of the partnership's properties, the vast majority of the net sale proceeds received would be distributed to the limited partners holding Class A Units. Given that the limited partners holding Class B Units have not yet received any distributions of cash from operations of the partnership, the distribution of substantially all of the net sale proceeds to the limited partners holding Class A Units would substantially frustrate the intent of the general partners upon forming the partnership and would, in the opinion of the general partners, be unfair to the limited partners holding Class B Units.

     The general partners have always intended to distribute the net sale proceeds in an equitable manner such that the distribution of net sale proceeds would not be unfair to the limited partners holding Class B Units and recommend that you vote for this proposed amendment providing that limited partners holding Class B Units receive cash distributions upon the sale of a property sufficient to equal the amount of distributions previously made to limited partners holding Class A Units. If the limited partners vote to approve the amendment to the partnership agreement proposed in this statement, net sale proceeds would be distributed in the following manner:

     . First, limited partners holding Class B Units will receive distributions of net sale proceeds in an amount necessary to provide them with cash distributions on a per unit basis equal to all cash distributions previously paid to limited partners holding Class A Units on a per unit basis.

     . Second, net sale proceeds, to the extent available, shall be distributed to each limited partner on a per unit basis until each such limited partner receives distributions equal to the sum of the purchase price paid for his units plus an amount equal to a 15% annual return on his invested capital (as adjusted for an additional incentive of 1% for limited partners who subscribed for their units on or before December 31, 1984), less all prior distributions made to such limited partner.

     . Finally, any remaining net sale proceeds shall be distributed 85% to the limited partners and 15% to the general partners.

     The general partners believe that amending the partnership agreement in accordance with this statement is the most fair and equitable method for distributing net sale proceeds. The general partners are not required to offer the partnership's properties for sale at any stated time. However, if a majority of the limited partners of the partnership vote in favor of the amendment to the partnership agreement proposed in this statement, the general partners agree to continue with the process of marketing the real estate properties owned by the partnership for sale and to use their best efforts to sell all such properties and distribute the net sale proceeds received therefrom by December 31, 2002.

                                       3
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     The general partners will receive no economic benefit from the approval of this proposed amendment to the partnership agreement. Moreover, in the event that a majority of the limited partners of the partnership vote in favor of this amendment, the general partners agree to cause Wells Management Company, Inc. (Wells Management), an affiliate of the general partners, to forgive all property management fees owed by the partnership for property management services performed by Wells Management, the balance of which is currently estimated to be $2,400,000 and which continue to accrue on a monthly basis during the term of the partnership. If Wells Management does not agree to forgive this partnership obligation, the first monies received by the partnership upon the sale of a partnership property would be required to be paid to Wells Management as reimbursement for its deferred property management fees prior to making any distributions to limited partners thereby reducing the amount of net sale proceeds remaining to be distributed to the limited partners.

     In order to effectuate the most fair and equitable method of distributing net sale proceeds upon the sale of the partnership's properties, as originally contemplated by the general partners upon formation of the partnership, the general partners request that you vote to amend the partnership agreement as described in this statement.

Text of Proposed Amendment to the Partnership Agreement

     In order to make the allocation and distribution of net sale proceeds more fair and equitable among the limited partners, the general partners propose that
Section 9.3 of the partnership agreement be deleted in its entirety and the following provision be inserted in lieu thereof:

     9.3  Net Sale Proceeds. Except as otherwise provided for in Section 9.4
          -----------------
          hereof in connection with a dissolution and liquidation of the Partnership, and except for the potential reinvestment of Net Sale Proceeds as provided in Section 11.3(g) hereof, Net Sale Proceeds, to the extent available, shall be distributed as follows and in the following order of priority: (a) first, to each Limited Partner holding Class B Units, in proportion to and to the extent of, the amount, if any, necessary to give each Limited Partner holding Class B Units an amount of Net Sale Proceeds equal to the excess Cash Available for Distribution received prior to the Sale Date by each Limited Partner holding Class A Units under Section 9.1(a)(i) hereof, assuming said Limited Partners had purchased an equivalent number of Units on the same date; (b) then, to the Limited Partners until each Limited Partner has received Partnership distributions in an amount equal to the sum of his Capital Contribution, plus an amount equal to his Cumulative Distribution, less the sum of all prior distributions made to such Limited Partner; and (c) finally, eighty-five percent (85%) thereof to the Limited Partners and fifteen percent (15%) thereof to the General Partners. "Cumulative Distribution" means an amount equal to a cumulative (but not compounded) fifteen percent (15%) per annum, plus the Early Investment Incentive Bonus, if applicable, on a Partner's Adjusted Capital Contribution for the period commencing on the last day of the month in which the capital was received by the Partnership and ending on the date as of which such distribution is completed. "Early Investment Incentive Bonus" means an extra one percent (1%) added to the calculation of the Cumulative Distribution and is applicable to those Limited Partners who subscribed to the Partnership on or before December 31, 1984.

                                       4
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Effect of Approval of the Proposed Amendment to the Partnership Agreement

     In the event that the proposed amendment to the partnership agreement is approved by holders of a majority of the outstanding units of the partnership, the allocation and distribution of net sale proceeds will not be made based upon the positive balances in the capital accounts of the partners. Instead, the allocation and distribution of net sale proceeds will be made in the following priority:

     . First, limited partners holding Class B Units will receive distributions of net sale proceeds in an amount necessary to provide them with cash distributions on a per unit basis equal to all cash distributions previously paid to limited partners holding Class A Units on a per unit basis.

     . Second, net sale proceeds, to the extent available, shall be distributed to each limited partner on a per unit basis until each such limited partner receives distributions equal to the sum of the purchase price paid for his units plus a 15% annual return on his invested capital (as adjusted for the 1% early investment incentive bonus for limited partners who subscribed for their units on or before December 31, 1984), less all prior distributions made to such limited partner.

     . Finally, any remaining net sale proceeds shall be distributed 85% to the limited partners and 15% to the general partners.

Recommendation of the General Partners with Respect to the Proposed Amendment to the Partnership Agreement

     The general partners recommend that the limited partners vote in favor of the proposed amendment to the partnership agreement. If a majority of the limited partners of the partnership vote in favor of the amendment, the general partners agree to continue with the process of marketing the real estate properties owned by the partnership for sale and to use their best efforts to sell all such properties and distribute the net sale proceeds received therefrom by December 31, 2002.

     The general partners will receive no economic benefit as a result of the approval of the proposed amendment to the partnership agreement by the limited partners. Moreover, in the event that a majority of the limited partners of the partnership vote in favor of the amendment, the general partners agree to cause Wells Management, an affiliate of the general partners, to forgive all property management fees owed by the partnership with respect to these properties which is currently estimated to be $2,400,000 and which obligation continues to accrue on a monthly basis as property management services are performed by Wells Management.

                     Required Approval of Limited Partners

     Pursuant to the provisions of Section 22.3 of the partnership agreement, the partnership agreement may be amended with the affirmative vote or written consent of limited partners owning of record more than 50% of the then outstanding units in the partnership. Accordingly, the consent of holders of at least 72,055 of the 141,284 outstanding units in the partnership of record as of May 15, 2000 are required to authorize and approve the amendment to the partnership agreement proposed hereby.

                                       5
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                                     PROXY
                           WELLS REAL ESTATE FUND I

                 CONSENT TO AMENDMENT TO PARTNERSHIP AGREEMENT
                          OF WELLS REAL ESTATE FUND I

                  PLEASE COMPLETE AND RETURN BY JULY 15, 2000

     The undersigned Limited Partner, having received the Consent Solicitation Statement (the "Statement") requesting consent to the proposed amendment to
Section 9.3 (the "Proposed Amendment") of the Restated and Amended Certificate and Agreement of Limited Partnership dated July 30, 1984 (the "Partnership Agreement"), as described therein, does hereby vote all units held of record by the undersigned Limited Partner as follows:

     This proxy when properly executed will be voted in the manner directed herein by the undersigned Limited Partner. If an executed proxy is returned but no direction is made, this proxy will be voted for the Proposed Amendment. This Consent shall expire on August 31, 2000, unless Consents representing a sufficient vote of the units to adopt the Proposed Amendment have been received by that date. This Consent must be signed and dated.



                          (Continued on Reverse Side)
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                          (Continued From Other Side)


                 THE GENERAL PARTNERS RECOMMEND THAT YOU VOTE
          "FOR" THE PROPOSED AMENDMENT AS DESCRIBED IN THE STATEMENT

     Proposal to approve the Proposed Amendment to Section 9.3 of the Partnership Agreement of Wells Real Estate Fund I as described in the Statement.

               [_]  FOR          [_]  AGAINST          [_]  ABSTAIN



Date:______________________               ____________________________________
                                          Signature


Date:______________________               ____________________________________
                                          Signature



                               [Insert ID Label]


Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.